UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2025

PORTILLO'S INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40951	87-1104304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400, Oak Brook, Illinois 60523
(Address of principal executive offices)
(630) 954-3773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	PTLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Michael Ellis as Chief Development Officer

On October 29, 2025, the Company announced that Mike Ellis will depart from his role as the Company’s Chief Development Officer, effective October 31, 2025.

Mr. Ellis’ departure from the Company will be treated as a qualifying termination entitling him to certain benefits under the Company’s Senior Executive Severance Plan (the “SESP”). The Company intends to enter into a Separation Agreement with Mr. Ellis at a later date, which the Company expects will include a general release of claims and certain customary protective covenants in favor of the Company, including certain confidentiality, non-competition, employee and customer non-solicitation, non-disparagement provisions, and an agreement to cooperate and assist with claims (the “Release”). The Company also expects that the Separation Agreement will provide, subject to Mr. Ellis’ timely execution and non-revocation of a release of claims in favor of the Company, for compensation to be paid consistent with the terms and conditions of the SESP as follows: (a) an amount in cash equal to Mr. Ellis’ Annual Base Salary, which shall be payable in substantially equal installments over the applicable Severance Period in accordance with the Company’s normal payroll practices; (b) any earned 2025 Annual Bonus, prorated and payable in a lump sum in cash on the date on which the Company pays out the applicable Annual Bonus; (c) if Mr. Ellis timely elects COBRA coverage, reimbursement for the cost of health insurance continuation coverage under COBRA in excess of the cost that employees are otherwise required to pay for health insurance benefits under the plan until the earlier of (i) the end of the COBRA Period and (ii) the date on which Mr. Ellis obtains comparable alternative insurance coverage; and (d) outplacement services for up to 12 months from the Termination Date, up to a maximum value of $25,000.

In addition, and subject to the timely execution and non-revocation of the Release, the Company expects that the Separation Agreement will provide for Mr. Ellis’ 6,208 Restricted Stock Units (“RSUs”), which are scheduled to vest in April 2026, and 6,281 RSUs, which are scheduled to vest in May 2026, to vest effective as of October 31, 2025. Any other equity grants will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Portillo's Inc.
(Registrant)

Date: October 29, 2025	By:	/s/ Michelle Hook
Michelle Hook
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)